EXHIBIT 99.1

FOR IMMEDIATE RELEASE HEALTHTRONICS, INC. ANNOUNCES FOURTH QUARTER AND ANNUAL RESULTS Restructuring is Complete and Growth Initiatives are Underway

AUSTIN, TX, March 5, 2007 — HealthTronics, Inc. (NASDAQ: HTRN), a leading provider of Urology services and products, today announced its financial results for the quarter and year ended December 31, 2006.

Fourth Quarter 2006

Revenue from continuing operations for the fourth quarter 2006 totaled $33.4 million as compared to $38.2 million for the same period in 2005. The Company’s net loss for the fourth quarter of 2006, in accordance with generally accepted accounting principles (“GAAP”), totaled $25.1 million or $0.71 per share on a diluted basis. Included in net loss for the fourth quarter of 2006 were costs of $7.0 million classified as discontinued operations, primarily as a result of the Company’s sale of its cryosurgery operation, exit from its HIFU initiative with EDAP, and plan to sell its Rocky Mountain Prostate operation. The loss from continuing operations for the fourth quarter 2006 totaled $18.1 million compared to income from continuing operations for the fourth quarter 2005 of $1.9 million.

During the quarter, the Company completed its restructuring and incurred certain non-recurring costs in the quarter of approximately $1.0 million in severance and legal costs relating to either departing employees or disposed businesses. The company also recorded a $20.6 million non-cash charge for goodwill impairment related to its Urology Services and Medical Products divisions. In addition to the non-recurring and goodwill impairment charges recorded in the quarter, the Company incurred approximately $940,000 in stock option expense under FAS 123R. Excluding the total of the aforementioned expenses, the Company’s Adjusted EBITDA from continuing operations would have been $2.7 million in the fourth quarter 2006, which compares to $5.7 million in the fourth quarter 2005.

Full Year 2006

Revenue from continuing operations for the year ended December 31, 2006 totaled $142.9 million as compared to $152.3 million for the year ended December 31, 2005. The Company’s net income for 2006, in accordance with generally accepted accounting principles (“GAAP”), totaled $8.7 million or $0.25 per share on a diluted basis as compared to $9.2 million in net income for 2005, or $0.26 per diluted share. Included in net income for 2006 was income of $25.1 million classified as discontinued operations, primarily from the Company’s sale of its Specialty Vehicles division during the third quarter of 2006. The loss from continuing operations for 2006 totaled $16.5 million compared to earnings of $10.9 million in 2005. Excluding certain non-cash and non-recurring charges, the Company’s Adjusted EBITDA from continuing operations would have been $17.9 million for 2006, which compares to $30.0 million for 2005.

The Company’s current cash balance before minority interest exceeds its debt by $16.5 million, the Company’s net working capital before minority interest totals $41.7 million and the Company has no monies drawn on its $50 million revolving line of credit.

Sam B. Humphries, President and Chief Executive Officer commented, “We are pleased that the restructuring, refocusing and cost reduction initiatives are now behind us in 2006. The fourth quarter and annual financial results for 2006 are disappointing, but are also behind us. We can now aggressively move into the execution phase of our strategic plan. On that front, we have developed aggressive physician communications and marketing programs, as well as, a comprehensive strategy that we hope will drive profitable growth in the future. We are also excited about the positive momentum that is starting to build in both the urology services and medical products divisions.”

Urology Services

We have focused field personnel on communicating with our physician partners and improving utilization of equipment at the partnership level and expect to improve operating returns for our physician partners during 2007. At the same time, we expect the centralization of administrative functions which are scalable across all of our partnerships to improve HealthTronics’ operating margins going forward. The completion of our restructuring was an important step in delivering the highest quality of patient care at competitive margins.

Our continued deployment of the RevoLlix Laser demonstrates to our urologist partners our commitment to bring new technologies that improve patient care and enhance practice economics. Our willingness to commit capital and resources to evaluating and sponsoring new urological technologies across different modalities makes us unique among competitors in the urology services field.

Medical Products

The Medical Products division continues to execute on growth initiatives. The RevoLix laser for surgical treatment of Benign Prostatic Hyperplasia (BPH) is being steadily adopted by our physician partners and treatment volumes are increasing. Cases treated by the RevoLix lasers deployed by HealthTronics increased 107% in the fourth quarter of 2006 when compared to the third quarter. ClariPath Labs processed 4,500 billable CPT codes in the fourth quarter of 2006 as a result of expanded sales efforts, which represents a 38% increase when compared to third quarter volumes. We closed our Swiss manufacturing operation and completed the consolidation of all distribution and service support into our Atlanta facility which should improve operating margins.

Conference Call and Webcast

Management of HealthTronics will host a conference call the morning of Tuesday, March 6, 2007 at 10:30 a.m. EST. To participate in the live call, please dial 800-500-0311 (719-457-2698 for international callers) and ask for the “HealthTronics” call (conference I.D. #4532473). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be webcast live via the Investors section of the Company’s web site at www.healthtronics.com. To listen to the live webcast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site. A telephone replay will be available for two weeks by dialing 888-203-1112 (719-457-0820 for international callers) and entering the conference I.D. or replay passcode of #4532473.

HealthTronics’ use of Non GAAP Financial Measures

This press release includes financial measures for net income (loss), net income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in it financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

EBITDA and Adjusted EBITDA

HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract minority interest expense when calculating EBITDA; however, HealthTronics does adjust for minority interest expense and refers to this measure as “Adjusted EBITDA”. Minority interest is a GAAP measure intended to reflect our partner’s share of our consolidated net income and not our partner’s share of our consolidated EBITDA. For example, calculation of minority interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners’ share of consolidated EBITDA may not, in a given reporting period, equal the deduction for minority interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics’ operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting HealthTronics’ business than could be obtained absent this disclosure.

About HealthTronics, Inc.

HealthTronics provides healthcare services primarily to the Urology community, and manufactures, services and distributes a variety of specialty medical products. For more information, visit www.healthtronics.com.

Statements by the Company’s management made in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc. Ross Goolsby, Senior Vice President and Chief Financial Officer ross.goolsby@healthtronics.com (512) 314-4554 www.healthtronics.com

HEALTHTRONICS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except per share data)	Years Ended December 31,
	2006	2005	2004
Revenue:
Urology Services	$123,265	$133,360	$75,361
Medical Products	19,080	18,202	10,846
Other	546	705	936

Total revenue	142,891	152,267	87,143

Cost of services and general and administrative expenses:
Salaries, wages and benefits	44,755	39,741	23,802
Other costs of services	19,247	16,377	7,945
General and administrative	8,552	7,946	5,480
Legal and professional	4,630	2,142	1,090
Manufacturing costs	9,761	6,855	5,273
Advertising	1,151	1,490	872
Goodwill impairment and other	20,861	330	49
Depreciation and amortization	11,275	11,444	6,763

	120,232	86,325	51,274

Operating income	22,659	65,942	35,869
Other income (expenses):
Interest and dividends	755	448	319
Interest expense	(1,146)	(1,139)	(650)

	(391)	(691)	(331)

Income from continuing operations before provision
for income taxes and minority interest	22,268	65,251	35,538
Minority interest in consolidated income	43,277	47,816	27,030
Provision for income taxes	(4,563)	6,502	3,247

Income (loss) from continuing operations	(16,446)	10,933	5,261
Income (loss) from discontinued operations, net of tax	25,129	(1,745)	(3,908)

Net income	$8,683	$9,188	$1,353

Basic earnings per share:
Income (loss) from continuing operations	$(0.47)	$0.32	$0.24
Discontinued operations	$0.72	$(0.05)	$(0.18)

Net income	$0.25	$0.27	$0.06

Weighted average shares outstanding	35,157	34,311	21,903

Diluted earnings per share:
Income (loss) from continuing operations	$(0.47)	$0.31	$0.24
Discontinued operations	$0.72	$(0.05)	$(0.18)

Net income	$0.25	$0.26	$0.06

Weighted average shares outstanding	35,347	35,182	22,201

Condensed Balance Sheets (Unaudited)

($ in thousands)	December 31, 2006	December 31, 2005
ASSETS
Total current assets	$71,825	$84,095
Property and equipment, net	34,270	33,035
Assets held for sale	1,258	98,787
Goodwill	229,261	255,817
Other assets	10,119	10,998

	$346,733	$482,732

LIABILITIES
Total current liabilities	$30,123	$34,807
Long-term debt, net of current portion	5,673	129,195
Liabilities held for sale	258	18,727
Other long-term liabilities	25,058	24,972

Total liabilities	61,112	207,701
Minority interest	30,104	33,549
Total stockholders' equity	255,517	241,482

	$346,733	$482,732

HealthTronics, Inc. Supplemental Financial Information Continuing Operations For the Periods Ended December 31, 2006 and 2005 Unaudited In thousands, except per share data

	4th Quarter		YTD
	2006	2005	2006	2005
Summary of Results from Operations
Revenues	$33,448	$38,164	$142,891	$152,267
EBITDA(a)	$12,921	$17,870	$61,145	$77,834
Adjusted EBITDA(a)	$2,676	$5,650	$17,868	$30,018
Net Income (loss) from Continuing Operations	$(18,092)	$1,872	$(16,446)	$10,933
Net Income (loss)	$(25,135)	$1,948	$8,683	$9,188
EPS from Continuing Operations	$(0.51)	$0.06	$(0.47)	$0.31
EPS	$(0.71)	$0.06	$0.25	$0.26
Number of Shares	35,373	35,379	35,347	35,182
Segment Information
Revenues:
Urology Services	$30,290	$33,431	$123,265	$133,360
Medical Products	$3,031	$4,569	$19,080	$18,202
Adjusted EBITDA(a):
Urology Services	$4,712	$7,012	$23,567	$28,773
Medical Products	$(952)	$44	$(597)	$6,019
Other Information:
Cashflow from Operations	$11,708	$22,386	$48,554	$56,260
Net Draws (Payments) on Senior Credit Facility	$--	$(625)	$(124,063)	$(7,938)
Net Debt	$(16,520)	$119,161	$(16,520)	$119,161
Days Sales Outstanding	41.5	39.6	41.5	39.6

(a) See accompanying reconciliation of EBITDA and Adjusted EBITDA

HealthTronics, Inc Non-GAAP Financial Measures Reconciliation of EBITDA and Adjusted EBITDA Continuing Operations For the Periods Ended December 31, 2006 and 2005 Unaudited In thousands

	4th Qtr		YTD
Consolidated	2006	2005	2006	2005
Income (loss) from Continuing Operations	$(18,092)	$1,872	$(16,446)	$10,993
Add Back(deduct):
Provision for income taxes	(5,003)	556	(4,563)	6,502
Interest expense	252	287	1,146	1,139
Depreciation and amortization	2,941	2,935	11,275	11,444
Restructuring charges	1,039	--	4,234	--
Stockbased compensation costs	939	--	1,622	--
Goodwill impairment	20,600	--	20,600	--

Adjusted EBITDA	2,676	5,650	17,868	30,018
Add Back:
Minority interest expense	10,245	12,220	43,277	47,816

EBITDA	$12,921	$17,870	$61,145	$77,834

Urology Services Segment
Revenues	$30,290	$33,431	$123,265	$133,360
Expenses:
Cost of Services	(27,802)	(14,202)	(69,447)	(57,000)
Other Income (Expenses)	90	3	294	229

EBITDA	2,578	19,232	54,112	76,589
Minority interest expense	(10,279)	(12,220)	(43,358)	(47,816)

Adjusted EBITDA before add backs:	$(7,701)	$7,012	$10,754	$28,773

Add Backs:
Restructuring charges	213	--	613	--
Goodwill impairment	12,200	--	12,200	--

Adjusted EBITDA	$4,712	$7,012	$23,567	$28,773

Medical Products Segment
Revenues	$3,031	$4,569	$19,080	$18,202
Expenses:
Cost of Services	(13,045)	(4,545)	(28,830)	(12,247)
Other Income (Expenses)	12	20	55	64

EBITDA	(10,002)	44	(9,695)	6,019
Minority interest expense	33	--	81	--

Adjusted EBITDA before add backs:	$(9,969)	$44	$(9,614)	$6,019

Add Backs:
Restructuring charges	617	--	617	--
Goodwill impairment	8,400	--	8,400	--

Adjusted EBITDA	$(952)	$44	$(597)	$6,019